FIRST AMENDMENT TO
AGREEMENT OF LIMITED PARTNERSHIP
OF
AMERICAN REALTY CAPITAL RETAIL OPERATING PARTNERSHIP, L.P.

This FIRST AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP of AMERICAN REALTY CAPITAL RETAIL OPERATING PARTNERSHIP, L.P. (the “Partnership”), is entered into as of August 1, 2011, between American Realty Capital – Retail Centers of America, Inc., the general partner of the Partnership (the “General Partner”), and American Realty Capital Retail Advisor, LLC, the special limited partner of the Partnership (the “Special Limited Partner”).

RECITALS

WHEREAS, the General Partner and the Special Limited Partner entered into that certain Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), dated as of March 17, 2011; and

WHEREAS, pursuant to Section 14.1 of the Partnership Agreement, the General Partner and the Special Limited Partner desire to make a certain amendment to the Partnership Agreement.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.
Amendment to Article 1 of the Partnership Agreement.  Article 1 of the Partnership Agreement is hereby amended by inserting the text “non-interest bearing” before the text “promissory note” in the definition of “Note” appearing therein.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this agreement as of the date first set forth above.

GENERAL PARTNER:

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: President

SPECIAL LIMITED PARTNER:

AMERICAN REALTY CAPITAL RETAIL ADVISOR, LLC

By: American Realty Capital Retail Special Limited Partnership, LLC, its Member

By: American Realty Capital IV, LLC,
its Managing Member

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Authorized Signatory